FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES

THIRD QUARTER 2018 RESULTS

Franklin, North Carolina, October 18, 2018 — Entegra Financial Corp. (the “Company”) (NASDAQ: ENFC), the holding company for Entegra Bank (the “Bank”), today announced earnings and related data for the three and nine months ended September 30, 2018.

Highlights

The following tables highlight the trends that the Company believes are most relevant to understanding the performance of the Company. As further detailed in Appendix A to this press release, adjusted results (which are non-U.S. generally accepted accounting principles, or non-GAAP, financial measures) reflect adjustments for investment gains and losses, investment impairment, and merger-related expenses.

	For the Three Months Ended September 30,
	(Dollars in thousands, except per share data)
	2018		2017		Change (%)
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Net income	$3,523	$3,599	$2,471	$2,563	42.6%	40.4%
Net interest income	$12,292	N/A	$10,323	N/A	19.1%	N/A
Net interest margin (tax equivalent)	3.26%	N/A	3.30%	N/A	-1.2%	N/A
Return on average assets	0.86%	0.88%	0.71%	0.73%	21.1%	20.5%
Return on average equity	9.00%	11.18%	6.95%	7.72%	29.5%	44.8%
Efficiency ratio	66.92%	66.25%	65.96%	64.87%	1.5%	2.1%
Diluted earnings per share	$0.50	$0.51	$0.38	$0.39	31.6%	30.8%

	For the Nine Months Ended September 30,
	(Dollars in thousands, except per share data)
	2018		2017		Change (%)
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Net income	$10,192	$11,049	$5,873	$6,948	73.5%	59.0%
Net interest income	$36,995	N/A	$30,163	N/A	22.7%	N/A
Tax-equivalent net interest margin	3.38%	N/A	3.32%	N/A	1.8%	N/A
Return on average assets	0.84%	0.91%	0.57%	0.67%	47.4%	35.8%
Return on average equity	8.84%	11.71%	5.66%	7.12%	56.2%	64.5%
Efficiency ratio	67.44%	65.27%	72.45%	68.28%	-6.9%	-4.4%
Diluted earnings per share	$1.45	$1.57	$0.90	$1.06	61.1%	48.1%

	As of September 30,	As of December 31,
	2018	2017
	(Dollars in thousands, except per share data)
Asset Quality:
Non-performing loans	$4,297	$4,778
Real estate owned	$2,818	$2,568
Non-performing assets	$7,115	$7,346
Non-performing loans to total loans	0.40%	0.48%
Non-performing assets to total assets	0.43%	0.46%
Net charge-offs	$194	$315

Allowance for loan losses to non-performing loans	273.35%	227.86%
Allowance for loan losses to total loans	1.10%	1.08%

Other Data:
Book value per share	$22.74	$22.00
Tangible book value per share	$18.73	$17.90
Closing market price per share	$26.55	$29.25
Closing price-to-tangible book value ratio	141.75%	163.41%
Equity to assets ratio	9.39%	9.57%
Tangible common equity to tangible assets ratio	7.86%	7.93%

Management Commentary

Roger D. Plemens, President and Chief Executive Officer of the Company, reported, “We are pleased with the increase in core deposits during the third quarter of 2018 as the result of a Company-wide deposit campaign which increased core deposits by $28.4 million, or an annualized rate of 15.1%. Growing our balance sheet with core funding remains a key focus in our desire to continue growing shareholder value. Looking forward, we remain focused on opportunities to grow our franchise, with an emphasis on growing our commercial banking business.”

Net Interest Income

Net interest income increased $2.0 million, or 19.1%, to $12.3 million for the three months ended September 30, 2018, compared to $10.3 million for the same period in 2017. Net interest income increased $6.8 million, or 22.7%, to $37.0 million for the nine months ended September 30, 2018, compared to $30.2 million for the same period in 2017. The increase in net interest income was primarily due to higher volumes in the loan portfolio, as well as an increase in the yields earned on cash, taxable investments and loans partially offset by increased deposit balances and the costs of deposits and borrowings. Net interest margin was 3.26% for the three months ended September 30, 2018, compared to 3.30% for the same period in 2017, and 3.38% and 3.32% for the nine months ended September 30, 2018 and 2017, respectively.

Provision for Loan Losses

The provision for loan losses was $0.3 million and $1.1 million for the three and nine months ended September 30, 2018, respectively, compared to $0.5 million and $1.2 million for the comparable periods of 2017. The provisions for loan losses are mainly attributable to organic loan growth. The Company continues to experience modest levels of net charge-offs and non-performing loans.

Noninterest Income

Noninterest income increased $0.2 million, or 10.7%, to $2.0 million for the three months ended September 30, 2018, compared to $1.8 million for the same period in 2017. Increases in servicing income, mortgage banking, equity securities gains, and net interchange fees were partially offset by decreases in gains on sale of Small Business Administration (“SBA”) loans and service charges on deposit accounts. The Company recorded a valuation adjustment against its loan servicing rights of $44 thousand and $0.2 million for the three months ended September 30, 2018 and 2017, respectively.

Noninterest income increased $0.4 million, or 8.6%, to $4.7 million for the nine months ended September 30, 2018, compared to $4.3 million for the same period in 2017, primarily as the result of the other than temporary impairment on one investment security of $0.7 million in 2017, compared to realized losses on sale of investments of $0.5 million in 2018. Increases in gains on sale of SBA loans, net interchange fees and income from Small Business Investment Company (“SBIC”) holdings were partially offset by decreases in mortgage banking and equity securities gains. The Company recorded a valuation adjustment against its loan servicing rights of $0.4 million and $0.3 million for the nine months ended September 30, 2018 and 2017, respectively.

Noninterest Expense

Noninterest expense increased $1.5 million, or 19.6%, to $9.5 million for the three months ended September 30, 2018, compared to $8.0 million for the same period in 2017. Noninterest expense increased $3.1 million, or 12.5%, to $28.1 million for the nine months ended September 30, 2018, compared to $25.0 million for the same period in 2017. The increases were primarily related to increased compensation and employee benefits, net occupancy expenses, and data processing expenses, as the 2018 period included the full impact of the Chattahoochee Bank of Georgia acquisition and the branches acquired from Stearns Bank.

Income Taxes

Effective tax rates for the three and nine months ended September 30, 2018 were 19.6% and 18.6%, respectively, compared to 31.3% and 29.6% for the corresponding periods in 2017. Income tax expense for the 2018 periods benefitted from the newly enacted federal tax rate of 21%, compared to a federal tax rate of 35% in 2017. In addition, income tax expense for all periods benefited from tax-exempt income related to municipal bond investments and bank-owned life insurance (“BOLI”). The effective tax rate for the third quarter of 2018 was slightly higher than previous quarters as a result of a change in state income tax apportionment.

Balance Sheet

Total assets increased $88.1 million, or an annualized rate of 7.4%, to $1.67 billion at September 30, 2018 from $1.58 billion at December 31, 2017.

Loans receivable increased $62.9 million, or an annualized rate of 8.3%, to $1.07 billion at September 30, 2018 from $1.00 billion at December 31, 2017. Loan growth continues to be primarily concentrated in commercial real estate and commercial and industrial loans.

Core deposits increased $18.5 million to $781.9 million at September 30, 2018 from $763.4 million at December 31, 2017. In the third quarter of 2018, core deposits increased $28.4 million, or an annualized rate of 15.1%, as a result of the promotion of a more aggressive money market rate. Retail certificates of deposit decreased $4.9 million to $352.7 million at September 30, 2018 from $357.6 million at December 31, 2017. Wholesale deposits have been a source of funding loan growth and increased $80.3 million to $121.5 million at September 30, 2018 from $41.1 million at December 31, 2017. We continue to focus on gathering core deposits, which decreased from 66% of the Company’s deposit portfolio at December 31, 2017 to 62% at September, 30 2018.

Total shareholders’ equity increased $5.4 million to $156.7 million at September 30, 2018, compared to $151.3 million at December 31, 2017. This increase was primarily attributable to $10.2 million of net income, offset by a $5.6 million after-tax decline in the market value of investment securities available for sale. Tangible book value per share, a non-GAAP measure, increased $0.83 to $18.73 at September 30, 2018 from $17.90 at December 31, 2017. See Appendix A for a reconciliation of our tangible book value per share to the comparable GAAP measure.

Asset Quality

Non-performing loans to total loans and non-performing assets to total assets decreased to 0.40% and 0.43%, respectively, at September 30, 2018, compared to 0.48% and 0.46%, respectively, at December 31, 2017. Net loan charge-offs continue to remain modest, totaling $0.2 million for the nine months ended September 30, 2018.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables in Appendix A, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. This press release and the accompanying tables discuss financial measures, such as adjusted noninterest expense, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on tangible average equity, adjusted efficiency ratio, tangible common equity, tangible assets and tangible book value per share, which are all non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares of common stock trade on the NASDAQ Global Market under the symbol “ENFC.”

Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the Northern Georgia counties of Pickens and Hall. The Bank also operates loan production offices in Asheville, NC, and Clemson, SC. For further information, visit the Bank’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this press release and its appendices may contain “forward-looking statements.” For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” “will,” “should,” or other statements concerning opinions or judgments of the Company and its management about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those anticipated and may adversely affect our results of operations and financial condition. The accuracy of such forward-looking statements could be affected by factors including, but not limited to: the Company’s ability to implement aspects of its growth strategy; the financial success or changing conditions or strategies of the Company’s customers or vendors; the Company’s ability to compete effectively against other financial institutions in its banking markets; fluctuations in interest rates; actions of government regulators; the availability of capital and personnel; and general economic and market conditions. These forward-looking statements express management’s current expectations, plans or forecasts of future events, results of operation and financial condition. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in the Company’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update these statements following the date of this press release, except as required by applicable law.

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2018	2017
Interest income	$15,978	$12,254
Interest expense	3,686	1,931

Net interest income	12,292	10,323

Provision for loan losses	336	520

Net interest income after provision for loan losses	11,956	9,803

Servicing income, net	180	59
Mortgage banking	233	207
Gain on sale of SBA loans	257	290
Gain (loss) on sale of investments	—	(24)
Equity securities gains	191	138
Service charges on deposit accounts	406	436
Interchange fees	276	246
Bank owned life insurance	195	208
Other	227	215
Total noninterest income	1,965	1,775

Compensation and employee benefits	5,882	4,937
Net occupancy	1,128	974
Federal deposit insurance	191	140
Professional and advisory	413	292
Data processing	532	390
Marketing and advertising	227	253
Net cost of operation of real estate owned	59	(121)
Merger-related expenses	96	116
Other	1,013	999
Total noninterest expense	9,541	7,980

Income before taxes	4,380	3,598

Income tax expense	857	1,127

Net income	$3,523	$2,471

Earnings per common share:
Basic	$0.51	$0.38
Diluted	$0.50	$0.38

Weighted average common shares outstanding:
Basic	6,891,672	6,458,679
Diluted	7,031,150	6,548,530

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2018	2017
Interest income	$46,149	$35,621
Interest expense	9,154	5,458

Net interest income	36,995	30,163

Provision for loan losses	1,054	1,160

Net interest income after provision for loan losses	35,941	29,003

Servicing income, net	313	312
Mortgage banking	755	771
Gain on sale of SBA loans	547	436
Gain (loss) on sale of investments	(520)	19
Equity securities gains	183	445
Other than temporary impairment on available-for-sale securities	—	(700)
Service charges on deposit accounts	1,242	1,239
Interchange fees, net	795	655
Bank owned life insurance	589	603
Other	775	527
Total noninterest income	4,679	4,307

Compensation and employee benefits	17,151	14,859
Net occupancy	3,342	2,851
Federal deposit insurance	618	379
Professional and advisory	1,023	929
Data processing	1,607	1,215
Marketing and advertising	671	727
Net cost of operation of real estate owned	202	94
Merger-related expenses	564	972
Other	2,925	2,947
Total noninterest expense	28,103	24,973

Income before taxes	12,517	8,337

Income tax expense	2,325	2,464

Net income	$10,192	$5,873

Earnings per common share:
Basic	$1.48	$0.91
Diluted	$1.45	$0.90

Weighted average common shares outstanding:
Basic	6,889,130	6,460,015
Diluted	7,023,714	6,542,261

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Assets

Cash and cash equivalents	$117,265	$109,467
Investments - equity securities	6,983	6,095
Investments - available for sale	353,759	342,863
Other investments, at cost	12,039	12,386
Loans held for sale (includes $1,821 and $0 at fair value)	3,970	3,845
Loans receivable	1,068,012	1,005,139
Allowance for loan losses	(11,746)	(10,887)
Real estate owned	2,818	2,568
Fixed assets, net	26,605	24,113
Bank owned life insurance	32,738	32,150
Net deferred tax asset	8,672	8,831
Goodwill	23,903	23,903
Core deposit intangibles, net	3,750	4,269
Other assets	20,798	16,707

Total assets	$1,669,566	$1,581,449

Liabilities and Shareholders’ Equity

Liabilities
Core deposits	$781,899	$763,422
Retail certificates of deposit	352,658	357,629
Wholesale deposits	121,475	41,126
Federal Home Loan Bank advances	213,500	223,500
Junior subordinated notes	14,433	14,433
Holding company line of credit	5,000	5,000
Post employment benefits	9,887	10,174
Other liabilities	13,984	14,852
Total liabilities	$1,512,836	$1,430,136

Total shareholders’ equity	156,730	151,313

Total liabilities and shareholders’ equity	$1,669,566	$1,581,449

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended September 30,
	2018	2017
(Dollars in thousands, except per share data)

Adjusted Noninterest Expense
Noninterest expense (GAAP)	$9,541	$7,980
Merger-related expenses	(96)	(116)
Adjusted noninterest expense (Non-GAAP)	$9,445	$7,864

Adjusted Net Income
Net income (GAAP)	$3,523	$2,471
Loss (gain) on sale of investments	—	16
Other than temporary impairment of investment securities available for sale	—	—
Merger-related expenses	76	76
Adjusted net income (Non-GAAP)	$3,599	$2,563

Adjusted Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.50	$0.38
Loss (gain) on sale of investments	—	—
Other than temporary impairment of investment securities available for sale	—	—
Merger-related expenses	0.01	0.01
Adjusted diluted earnings per share (Non-GAAP)	$0.51	$0.39

Adjusted Return on Average Assets
Return on Average Assets (GAAP)	0.86%	0.71%
Gain on sale of investments	0.00%	0.00%
Other than temporary impairment of investment securities available for sale	0.00%	0.00%
Merger-related expenses	0.02%	0.02%
Adjusted Return on Average Assets (Non-GAAP)	0.88%	0.73%

Adjusted Return on Tangible Average Equity
Return on Average Equity (GAAP)	9.00%	6.95%
Loss (gain) on sale of investments	0.00%	0.04%
Other than temporary impairment of investment securities available for sale	0.00%	0.00%
Merger-related expenses	0.19%	0.21%
Effect of goodwill and intangibles	1.98%	0.52%
Adjusted Return on Average Tangible Equity (Non-GAAP)	11.18%	7.72%

Adjusted Efficiency Ratio
Efficiency ratio (GAAP)	66.92%	65.96%
Gain (loss) on sale of investments	0.00%	-0.19%
Other than temporary impairment of investment securities available for sale	0.00%	0.00%
Merger-related expenses	-0.67%	-0.90%
Adjusted Efficiency Ratio (Non-GAAP)	66.25%	64.87%

	As Of
	September 30, 2018	December 31, 2017
	(Dollars in thousands, except share data)
Tangible Assets
Total Assets	$1,669,566	$1,581,449
Goodwill and Intangibles	(27,653)	(28,172)
Tangible Assets	$1,641,913	$1,553,277

Tangible Book Value Per Share
Book Value (GAAP)	$156,730	$151,313
Goodwill and intangibles	(27,653)	(28,172)
Book Value (Tangible)	$129,077	$123,141
Outstanding shares	6,891,672	6,879,191
Tangible Book Value Per Share	$18.73	$17.90

	Nine Months Ended September 30,
	2018	2017
(Dollars in thousands, except per share data)

Adjusted Noninterest Expense
Noninterest expense (GAAP)	$28,103	$24,973
Merger-related expenses	(564)	(972)
Adjusted noninterest expense (Non-GAAP)	$27,539	$24,001

Adjusted Net Income
Net income (GAAP)	$10,192	$5,873
Loss (gain) on sale of investments	411	(12)
Other than temporary impairment of investment securities available for sale	—	455
Merger-related expenses	446	632
Adjusted net income (Non-GAAP)	$11,049	$6,948

Adjusted Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$1.45	$0.90
Loss (gain) on sale of investments	0.06	—
Other than temporary impairment of investment securities available for sale	—	0.06
Merger-related expenses	0.06	0.10
Adjusted diluted earnings per share (Non-GAAP)	$1.57	$1.06

Adjusted Return on Average Assets
Return on Average Assets (GAAP)	0.84%	0.57%
Gain on sale of investments	0.03%	—
Other than temporary impairment of investment securities available for sale	0.00%	0.04%
Merger-related expenses	0.04%	0.06%
Adjusted Return on Average Assets (Non-GAAP)	0.91%	0.67%

Adjusted Return on Tangible Average Equity
Return on Average Equity (GAAP)	8.84%	5.66%
Loss (gain) on sale of investments	0.36%	-0.01%
Other than temporary impairment of investment securities available for sale	0.00%	0.43%
Merger-related expenses	0.39%	0.61%
Effect of goodwill and intangibles	2.13%	0.43%
Adjusted Return on Average Tangible Equity (Non-GAAP)	11.71%	7.12%

Adjusted Efficiency Ratio
Efficiency ratio (GAAP)	67.44%	72.45%
Gain (loss) on sale of investments	-1.23%	0.05%
Other than temporary impairment of investment securities available for sale	0.00%	-1.38%
Merger-related expenses	-0.94%	-2.84%
Adjusted Efficiency Ratio (Non-GAAP)	65.27%	68.28%

APPENDIX B – TAX EQUIVALENT NET INTEREST MARGIN ANALYSIS (UNAUDITED)

	For the Three Months Ended September 30,
	2018			2017
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$1,050,667	$12,622	4.77%	$788,021	$9,175	4.62%
Loans, tax exempt (1)	16,757	134	3.18%	16,607	151	3.60%
Investments - taxable	248,077	1,827	2.95%	295,516	1,787	2.42%
Investment tax exempt (1)	94,019	880	3.74%	124,016	1,257	4.05%
Interest earning deposits	99,572	528	2.10%	63,262	216	1.35%
Other investments, at cost	12,039	201	6.62%	11,822	161	5.40%

Total interest-earning assets	1,521,131	16,192	4.22%	1,299,244	12,747	3.89%

Noninterest-earning assets	123,662			100,731

Total assets	$1,644,793			$1,399,975

Interest-bearing liabilities:
Savings accounts	$53,287	$15	0.11%	$49,146	$14	0.11%
Time deposits	423,419	1,404	1.32%	358,327	796	0.88%
Money market accounts	355,057	814	0.91%	260,804	248	0.38%
Interest bearing transaction accounts	205,732	98	0.19%	174,945	56	0.13%
Total interest bearing deposits	1,037,495	2,331	0.89%	843,222	1,114	0.52%

FHLB advances	213,500	1,091	2.00%	223,826	641	1.14%
Junior subordinated debentures	14,433	141	3.82%	14,433	140	3.85%
Other borrowings	9,399	123	5.19%	3,652	36	3.91%

Total interest-bearing liabilities	1,274,827	3,686	1.15%	1,085,133	1,931	0.71%

Noninterest-bearing deposits	198,001			157,870

Other non interest bearing liabilities	15,431			14,667

Total liabilities	1,488,259			1,257,670
Total equity	156,534			142,305

Total liabilities and equity	$1,644,793			$1,399,975

Tax-equivalent net interest income		$12,506			$10,816

Net interest-earning assets (2)	$246,304			$214,111

Average interest-earning assets to interest-bearing liabilities	119.32%			119.73%

Tax-equivalent net interest rate spread (3)			3.08%			3.19%
Tax-equivalent net interest margin (4)			3.26%			3.30%

(1) Tax exempt loans and investments are calculated giving effect to a 21% federal tax rate in 2018 and a 35% federal tax rate in 2017.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.

	For the Nine Months Ended September 30,
	2018			2017
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$1,030,421	$36,981	4.80%	$765,810	$26,686	4.66%
Loans, tax exempt (1)	15,947	367	3.08%	15,906	438	3.69%
Investments - taxable	253,129	5,173	2.72%	301,823	5,367	2.37%
Investment tax exempt (1)	84,890	2,344	3.68%	118,008	3,609	4.08%
Interest earning deposits	91,400	1,309	1.91%	58,067	459	1.06%
Other investments, at cost	12,259	544	5.93%	12,491	478	5.12%

Total interest-earning assets	1,488,046	46,718	4.20%	1,272,105	37,037	3.89%

Noninterest-earning assets	127,331			100,321

Total assets	$1,615,377			$1,372,426

Interest-bearing liabilities:
Savings accounts	$52,222	$44	0.11%	$46,835	$39	0.11%
Time deposits	414,802	3,527	1.14%	349,381	2,335	0.89%
Money market accounts	335,722	1,687	0.67%	255,013	704	0.37%
Interest bearing transaction accounts	208,550	282	0.18%	159,377	149	0.12%
Total interest bearing deposits	1,011,296	5,540	0.73%	810,606	3,227	0.53%

FHLB advances	219,178	2,841	1.71%	240,551	1,713	0.95%
Junior subordinated debentures	14,433	421	3.85%	14,433	418	3.87%
Other borrowings	9,113	352	5.16%	3,165	100	4.22%

Total interest-bearing liabilities	1,254,020	9,154	0.98%	1,068,755	5,458	0.68%

Noninterest-bearing deposits	190,902			151,174

Other non interest bearing liabilities	16,719			14,204

Total liabilities	1,461,641			1,234,133
Total equity	153,736			138,293

Total liabilities and equity	$1,615,377			$1,372,426

Tax-equivalent net interest income		$37,564			$31,579

Net interest-earning assets (2)	$234,026			$203,350

Average interest-earning assets to interest-bearing liabilities	118.66%			119.03%

Tax-equivalent net interest rate spread (3)			3.22%			3.21%
Tax-equivalent net interest margin (4)			3.38%			3.32%

(1) Tax exempt loans and investments are calculated giving effect to a 21% federal tax rate in 2018 and a 35% federal tax rate in 2017.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.